Exhibit 99.1
EXECUTION COPY
MAVERICK TUBE CORPORATION,
Issuer
AND
THE BANK OF NEW YORK,
Trustee

SECOND SUPPLEMENTAL INDENTURE
Dated as of October 5, 2006

4.00% Convertible Senior Subordinated Notes due 2033

Supplementing the Indenture
dated as of June 9, 2003
between Maverick Tube Corporation and
The Bank of New York, Trustee

          SECOND SUPPLEMENTAL INDENTURE, dated as of October 5, 2006 (the “Second Supplemental Indenture”), between Maverick Tube Corporation, a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Company has heretofore made, executed and delivered to the Trustee an Indenture, dated as of June 9, 2003 (as supplemented by the First Supplemental Indenture, dated as of October 24, 2003, the “Indenture”), between the Company and the Trustee, providing for the issuance of 4.00% Convertible Senior Subordinated Notes due 2033 (the “Notes”);
          WHEREAS, the Company issued Notes in a private placement on June 9, 2003, and Notes remain outstanding as of the date hereof;
          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of June 12, 2006 (the “Merger Agreement”), among the Company, Tenaris, S.A., a Luxembourg société anonyme (“Purchaser”), and Tenaris, S.A. Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), Merger Sub will be merged with and into the Company and the Company shall be the surviving corporation (the “Merger”); pursuant to the Merger Agreement, each issued and outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company will be exchanged for the right to receive merger consideration in cash in an amount equal to $65.00 and, following the Merger, all of the Common Stock will be cancelled;
          WHEREAS, the Merger occurred on October 5, 2006;
          WHEREAS, Section 7.01 of the Indenture has heretofore provided that the number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount of Notes shall be that set forth in paragraph 10 in the Notes, subject to adjustment as set forth in the Indenture;

          WHEREAS, paragraph 10 in the Notes provides that the initial Conversion Rate is 34.2583 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in certain events described in the Indenture;
          WHEREAS, as a result of the Merger, a holder of 34.2583 shares of Common Stock is entitled to receive cash in the amount $2,226.79 in exchange for such shares;
          WHEREAS, Section 7.12 of the Indenture provides that if the Company is a party to a consolidation, merger, combination or binding share exchange with another corporation as a result of which holders of Common Stock are entitled to receive stock, securities, property or other assets (including cash) in exchange for their Common Stock, the Company shall execute with the Trustee a supplemental indenture to the Indenture providing that each Note shall be convertible into the kind and amount of securities or property or assets (including cash) such holder of a Note would have owned immediately after such reclassification, change, consolidation, merger, combination or other transaction if such holder of a Note would have converted the Note into Common Stock immediately before the effective date of such consolidation, merger, combination or other transaction;
          WHEREAS, the Company is executing and delivering to the Trustee this Second Supplemental Indenture in accordance with the provisions of Section 7.12 of the Indenture; and
          WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, and the execution of this Second Supplemental Indenture has in all respects been duly authorized.
          NOW, THEREFORE, in consideration of the premises contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee hereby agree for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:
          Section 1. Pursuant to Section 7.12 of the Indenture, the Company hereby agrees that, after the effective time of the Merger, at any time during which the conditions stated in paragraph 10 of the Notes are met, a Holder may convert its Notes into cash in the amount of $2,226.79 per $1,000 principal amount, and the parties hereto agree that:
          (a) Section 7.01 of the Indenture is hereby amended to read in its entirety as follows:
A Holder may convert its Notes for cash at any time during which the conditions stated in paragraph 10 of the Notes are met. The amount of cash payable upon conversion of a Note per $1,000 principal amount (the “Conversion Rate”) shall be that set forth in paragraph 10 of the Notes.
          (b) The term “Common Stock” in the second line of paragraph 10 of the Notes is hereby replaced by the term “cash”.
          (c) The third full paragraph of paragraph 10 of the Notes is hereby amended to read in its entirety as follows:
The Conversion Rate is $2,226.79 in cash per $1,000 principal amount of Notes.
          Section 2. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 3. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          Section 4. Unless otherwise defined in this Second Supplemental Indenture, all terms used in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.
          Section 5. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
          Section 6. This Second Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
          Section 7. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 8. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Second Supplemental Indenture.
          Section 9. All agreements of the Company in this Second Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successor.
          Section 10. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

MAVERICK TUBE CORPORATION

By	/s/ German Cura Name: German Cura
Title: Chairman of the Board, Chief
Executive Officer and President

Sworn to before me this
5th day of October, 2006.

/s/ Elizabeth A. Schepers
Notary Public

THE BANK OF NEW YORK

By	/s/ Gary S. Bush Name: Gary S. Bush
Title: Vice President

Sworn to before me this
5th day of October, 2006.

/s/ Cheryl L. Clarke Notary Public